Exhibit 99.1

 Asterias Biotherapeutics(NYSE MKT: AST) Proprietary Regenerative Medicine Platforms to Address Significant Unmet Medical Needs

 Forward Looking Statements  Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Asterias, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Asterias, particularly those mentioned in the cautionary statements found in Asterias’ Registration Statement on Form S-3 and Prospectus, as well as its other periodic reports, filed with the Securities and Exchange Commission. Asterias disclaims any intent or obligation to update these forward-looking statements.  2

Strategic Focus

- **Two transformative platforms**
  - Industry-leading Pluripotent Stem Cells
  - Allogeneic Dendritic Cell Immunotherapy

- **Three clinical development programs addressing large markets with significant unmet medical needs and existing POC data**
  - AST-OPC1 in Spinal cord injury: one of largest ever preclinical data packages; 3-4 years' safety data from FIH study
  - **AST-VAC1 Autologous vaccine in Acute myeloid leukemia: robust safety & promising efficacy data in Phase 2a study**
  - AST-VAC2 Allogeneic vaccine in NSCLC: second generation approach; de-risked by VAC1 data

ASTERIAS BIOTHERAPEUTICS

3

AST-VAC1 (Autologous Dendritic Cell Telomerase Vaccine)

- **Robust safety data in two clinical trials totaling 41 patients**
- **Promising efficacy data in key unmet medical need of older AML patients**
  - AML is most common form of acute leukemia in adults with 12,000 new cases diagnosed annually
- **Presents potential late stage development opportunity**
  - Process Development/FDA trial approval: 12-18 months
  - Phase 2/3 trial: 3 years
  - Low relative cost to achieve next milestone: $ 25-30 million
- **Strategic Alternatives to maximize shareholder value**
  - Develop VAC-1 Internally at Asterias
    - Explore access to non-dilutive capital
  - Partnering options

ASTERIAS BIOTHERAPEUTICS

4